Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	December 10, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•        Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•        Issue date: December 31, 2007

•        Initial valuation date: December 21, 2007

•        Final valuation date: June 20, 2008

•        Maturity date: June 25, 2008

•        Initial price: Closing price of the linked share on the initial valuation date.

•        Final price: Closing price of the linked share on the final valuation date.

•        Protection price: The protection level multiplied by the initial price.

•        Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•        Initial public offering price: 100%

•        Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Advanced Micro Devices, Inc	TBD	FWP-8	AMD	TBD	20.000%	60%	TBD	TBD	TBD	TBD	E-1361	06738G2H2/ US06738G2H22
Anadarko Petroleum Corporation	TBD	FWP-10	APC	TBD	10.250%	80%	TBD	TBD	TBD	TBD	E-1362	06738G2J8/ US06738G2J87
American Express Company	TBD	FWP-12	AXP	TBD	12.000%	80%	TBD	TBD	TBD	TBD	E-1363	06738G2K5/ US06738G2K50
BB&T Corporation	TBD	FWP-14	BBT	TBD	11.250%	75%	TBD	TBD	TBD	TBD	E-1364	06738G2L3/ US06738G2L34
Bristol-Myers Squibb Company	TBD	FWP-16	BMY	TBD	9.750%	85%	TBD	TBD	TBD	TBD	E-1365	06738G2M1/ US06738G2M17
Citigroup Inc.	TBD	FWP-18	C	TBD	13.000%	70%	TBD	TBD	TBD	TBD	E-1366	06738G2N9/ US06738G2N99
Celgene Corporation	TBD	FWP-20	CELG	TBD	15.000%	75%	TBD	TBD	TBD	TBD	E-1367	06738G2P4/ US06738G2P48
Chesapeake Energy Corporation	TBD	FWP-22	CHK	TBD	9.750%	80%	TBD	TBD	TBD	TBD	E-1368	06738G2Q2/ US06738G2Q21
Comcast Corporation	TBD	FWP-24	CMCSA	TBD	13.500%	80%	TBD	TBD	TBD	TBD	E-1369	06738G2R0/ US06738G2R04
Capital One Financial Corporation	TBD	FWP-26	COF	TBD	16.500%	60%	TBD	TBD	TBD	TBD	E-1370	06738G2S8/ US06738G2S86
ConocoPhillips	TBD	FWP-28	COP	TBD	10.750%	80%	TBD	TBD	TBD	TBD	E-1371	06738G2T6/ US06738G2T69

Cisco Systems, Inc.	TBD	FWP-30	CSCO	TBD	14.000%	80%	TBD	TBD	TBD	TBD	E-1372	06738G2U3/ US06738G2U33
Chevron Corporation	TBD	FWP-32	CVX	TBD	9.250%	80%	TBD	TBD	TBD	TBD	E-1373	06738G2V1/ US06738G2V16
The Walt Disney Company	TBD	FWP-34	DIS	TBD	9.500%	85%	TBD	TBD	TBD	TBD	E-1374	06738G2W9/ US06738G2W98
Ford Motor Company	TBD	FWP-36	F	TBD	18.750%	75%	TBD	TBD	TBD	TBD	E-1375	06738G2X7/ US06738G2X71
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-38	FCX	TBD	17.500%	70%	TBD	TBD	TBD	TBD	E-1376	06738G2Y5/ US06738G2Y54
General Electric Company	TBD	FWP-40	GE	TBD	9.750%	80%	TBD	TBD	TBD	TBD	E-1377	06738G2Z2/ US06738G2Z20
Global Industries, Ltd.	TBD	FWP-42	GLBL	TBD	15.750%	70%	TBD	TBD	TBD	TBD	E-1378	06738G3A6/ US06738G3A69
Corning Incorporated	TBD	FWP-44	GLW	TBD	14.500%	75%	TBD	TBD	TBD	TBD	E-1379	06738G3B4/ US06738G3B43
Honeywell International Inc.	TBD	FWP-46	HON	TBD	9.500%	80%	TBD	TBD	TBD	TBD	E-1380	06738G3C2/ US06738G3C26
Hewlett Packard Co.	TBD	FWP-48	HPQ	TBD	10.750%	80%	TBD	TBD	TBD	TBD	E-1381	06738G3D0/ US06738G3D09
Intel Corporation	TBD	FWP-50	INTC	TBD	11.300%	80%	TBD	TBD	TBD	TBD	E-1382	06738G3E8/ US06738G3E81
JPMorgan Chase & Co.	TBD	FWP-52	JPM	TBD	13.000%	80%	TBD	TBD	TBD	TBD	E-1383	06738G3F5/ US06738G3F56
US Airways Group, Inc.	TBD	FWP-54	LCC	TBD	20.000%	60%	TBD	TBD	TBD	TBD	E-1384	06738G3G3/ US06738G3G30
Merrill Lynch & Co., Inc.	TBD	FWP-56	MER	TBD	17.000%	80%	TBD	TBD	TBD	TBD	E-1385	06738G3H1/ US06738G3H13
Micron Technology, Inc.	TBD	FWP-58	MU	TBD	17.500%	75%	TBD	TBD	TBD	TBD	E-1386	06738G2F6/ US06738G2F65
Mylan Laboratories Inc.	TBD	FWP-60	MYL	TBD	16.250%	80%	TBD	TBD	TBD	TBD	E-1387	06738G3J7/ US06738G3J78
The Nasdaq Stock Market, Inc.	TBD	FWP-62	NDAQ	TBD	16.000%	80%	TBD	TBD	TBD	TBD	E-1388	06738G3K4/ US06738G3K42
Noble Corporation	TBD	FWP-64	NE	TBD	14.250%	80%	TBD	TBD	TBD	TBD	E-1389	06738G3L2/ US06738G3L25
Norfolk Southern Corporation	TBD	FWP-66	NSC	TBD	10.500%	80%	TBD	TBD	TBD	TBD	E-1390	06738G3M0/ US06738G3M08
Nucor Corporation	TBD	FWP-68	NUE	TBD	18.000%	75%	TBD	TBD	TBD	TBD	E-1391	06738G3N8/ US06738G3N80
Pfizer Inc.	TBD	FWP-70	PFE	TBD	9.500%	85%	TBD	TBD	TBD	TBD	E-1392	06738G3P3/ US06738G3P39
QUALCOMM Incorporated	TBD	FWP-72	QCOM	TBD	14.000%	80%	TBD	TBD	TBD	TBD	E-1393	06738G3Q1/ US06738G3Q12
Starbucks Corporation	TBD	FWP-74	SBUX	TBD	11.500%	80%	TBD	TBD	TBD	TBD	E-1394	06738G3R9/ US06738G3R94
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-76	SLB	TBD	11.250%	80%	TBD	TBD	TBD	TBD	E-1395	06738G3S7/ US06738G3S77
SanDisk Corporation	TBD	FWP-78	SNDK	TBD	19.250%	80%	TBD	TBD	TBD	TBD	E-1396	06738G3T5/ US06738G3T50
Sunoco, Inc.	TBD	FWP-80	SUN	TBD	14.350%	80%	TBD	TBD	TBD	TBD	E-1397	06738G3U2/ US06738G3U24
AT&T Inc.	TBD	FWP-82	T	TBD	12.000%	80%	TBD	TBD	TBD	TBD	E-1398	06738G3V0/ US06738G3V07
Target Corporation	TBD	FWP-84	TGT	TBD	17.750%	80%	TBD	TBD	TBD	TBD	E-1399	06738G3W8/ US06738G3W89
Texas Instruments Incorporated	TBD	FWP-86	TXN	TBD	11.000%	80%	TBD	TBD	TBD	TBD	E-1400	06738G3X6/ US06738G3X62
Valero Energy Corporation	TBD	FWP-88	VLO	TBD	12.500%	80%	TBD	TBD	TBD	TBD	E-1401	06738G3Y4/ US06738G3Y46
Whole Foods Market, Inc.	TBD	FWP-90	WFMI	TBD	16.000%	80%	TBD	TBD	TBD	TBD	E-1402	06738G3Z1/ US06738G3Z11
United States Steel Corporation	TBD	FWP-92	X	TBD	18.250%	75%	TBD	TBD	TBD	TBD	E-1403	06738G4A5/ US06738G4A50
Exxon Mobil Corporation	TBD	FWP-94	XOM	TBD	11.250%	85%	TBD	TBD	TBD	TBD	E-1404	06738G4B3/ US06738G4B34

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007 and the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

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•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

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There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

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On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this free writing prospectus, which is the fifth business day following the expected initial valuation date (this settlement cycle being referred to as “T+5”). See “Plan of Distribution” in the prospectus supplement.

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Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
June 29, 2007	$15.95	$12.60	$14.30
September 30, 2007	$16.19	$11.27	$13.20
December 6, 2007*	$14.73	$8.83	$9.07

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $9.07

Protection level: 60.00%

Protection price: $5.44

Physical delivery amount: 110($1,000/Initial price)

Fractional shares: 0.253583

Coupon: 20.00% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%
0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-8

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 3.01 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2006. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China, Venezuela and Qatar, a development project in Brazil and is executing strategic exploration programs in several other countries. The Company markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company engages in the hard minerals business through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$30.88	$23.00	$28.43
March 29, 2002	$29.28	$21.85	$28.22
June 28, 2002	$29.07	$23.13	$24.65
September 30, 2002	$24.68	$18.40	$22.27
December 31, 2002	$25.25	$20.85	$23.95
March 31, 2003	$24.51	$20.97	$22.75
June 30, 2003	$25.20	$21.80	$22.24
September 30, 2003	$22.75	$20.14	$20.88
December 31, 2003	$25.86	$20.42	$25.51
March 31, 2004	$26.98	$24.00	$25.93
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 30, 2007	$54.96	$45.47	$53.75
December 6, 2007*	$61.97	$53.16	$61.53

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $61.53

Protection level: 80.00%

Protection price: $49.22

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.252235

Coupon: 10.25% per annum

Maturity: June 25, 2008

Dividend yield: 0.59% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.125%		100.30%
+ 90%	5.125%		90.30%
+ 80%	5.125%		80.30%
+ 70%	5.125%		70.30%
+ 60%	5.125%		60.30%
+ 50%	5.125%		50.30%
+ 40%	5.125%		40.30%
+ 30%	5.125%		30.30%
+ 20%	5.125%		20.30%
+ 10%	5.125%		10.30%
+ 5%	5.125%		5.30%
0%	5.125%		0.30%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.125%	0.125%	-4.70%
- 10%	5.125%	-4.875%	-9.70%
- 20%	5.125%	-14.875%	-19.70%
- 30%	N/A	-24.875%	-29.70%
- 40%	N/A	-34.875%	-39.70%
- 50%	N/A	-44.875%	-49.70%
- 60%	N/A	-54.875%	-59.70%
- 70%	N/A	-64.875%	-69.70%
- 80%	N/A	-74.875%	-79.70%
- 90%	N/A	-84.875%	-89.70%
- 100%	N/A	-94.875%	-99.70%

FWP-9

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$31.81	$23.36	$31.24
March 29, 2002	$37.38	$28.47	$35.85
June 28, 2002	$39.31	$30.23	$31.79
September 30, 2002	$33.67	$23.56	$27.29
December 31, 2002	$34.87	$23.25	$30.94
March 31, 2003	$34.09	$27.05	$29.09
June 30, 2003	$39.24	$28.76	$36.60
September 30, 2003	$41.54	$35.92	$39.44
December 31, 2003	$42.97	$38.10	$42.22
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 30, 2007	$65.89	$55.50	$59.37
December 6, 2007*	$63.63	$53.36	$59.53

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $59.53

Protection level: 80.00%

Protection price: $47.62

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.798253

Coupon: 12.00% per annum

Maturity: June 25, 2008

Dividend yield: 1.05% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.53%
+ 90%	6.00%		90.53%
+ 80%	6.00%		80.53%
+ 70%	6.00%		70.53%
+ 60%	6.00%		60.53%
+ 50%	6.00%		50.53%
+ 40%	6.00%		40.53%
+ 30%	6.00%		30.53%
+ 20%	6.00%		20.53%
+ 10%	6.00%		10.53%
+ 5%	6.00%		5.53%
0%	6.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.47%
- 10%	6.00%	-4.00%	-9.47%
- 20%	6.00%	-14.00%	-19.47%
- 30%	N/A	-24.00%	-29.47%
- 40%	N/A	-34.00%	-39.47%
- 50%	N/A	-44.00%	-49.47%
- 60%	N/A	-54.00%	-59.47%
- 70%	N/A	-64.00%	-69.47%
- 80%	N/A	-74.00%	-79.47%
- 90%	N/A	-84.00%	-89.47%
- 100%	N/A	-94.00%	-99.47%

FWP-10

BB&T Corporation

According to publicly available information, BB&T Corporation (the “Company”) is a financial holding company headquartered in Winston-Salem, North Carolina. The Company conducts its business operations primarily through its commercial bank subsidiary, Branch Banking and Trust Company, which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. In addition, the Company’s operations consist of several nonbank subsidiaries, which offer financial services products. Substantially all of the loans by the Company’s bank and nonbank subsidiaries are to businesses and individuals in these market areas. The Company’s principal assets are all of the issued and outstanding shares of common stock of Branch Bank and its other subsidiaries.

The linked share’s SEC file number is 001-10853.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$36.99	$31.80	$36.11
March 29, 2002	$39.40	$34.06	$38.11
June 28, 2002	$39.47	$36.32	$38.60
September 30, 2002	$38.68	$31.46	$35.04
December 31, 2002	$38.39	$31.03	$36.99
March 31, 2003	$38.80	$30.66	$31.43
June 30, 2003	$35.93	$31.42	$34.30
September 30, 2003	$38.19	$33.72	$35.91
December 31, 2003	$39.69	$35.98	$38.64
March 31, 2004	$38.79	$34.53	$35.30
June 30, 2004	$37.90	$33.28	$36.97
September 30, 2004	$40.46	$36.39	$39.69
December 31, 2004	$43.25	$38.67	$42.05
March 31, 2005	$42.24	$37.69	$39.08
June 30, 2005	$40.95	$37.04	$39.97
September 30, 2005	$43.00	$38.56	$39.05
December 30, 2005	$43.92	$37.39	$41.91
March 31, 2006	$42.85	$38.24	$39.20
June 30, 2006	$43.45	$39.09	$41.59
September 29, 2006	$44.54	$39.87	$43.78
December 29, 2006	$44.74	$42.48	$43.93
March 30, 2007	$44.30	$39.54	$41.02
June 29, 2007	$43.02	$39.13	$40.68
September 30, 2007	$43.00	$36.95	$40.39
December 6, 2007*	$42.61	$32.14	$36.33

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBT

Initial price: $36.33

Protection level: 75.00%

Protection price: $27.25

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.525461

Coupon: 11.25% per annum

Maturity: June 25, 2008

Dividend yield: 4.84% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		102.42%
+ 90%	5.625%		92.42%
+ 80%	5.625%		82.42%
+ 70%	5.625%		72.42%
+ 60%	5.625%		62.42%
+ 50%	5.625%		52.42%
+ 40%	5.625%		42.42%
+ 30%	5.625%		32.42%
+ 20%	5.625%		22.42%
+ 10%	5.625%		12.42%
+ 5%	5.625%		7.42%
0%	5.625%		2.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-2.58%
- 10%	5.625%	-4.375%	-7.58%
- 20%	5.625%	-14.375%	-17.58%
- 30%	N/A	-24.375%	-27.58%
- 40%	N/A	-34.375%	-37.58%
- 50%	N/A	-44.375%	-47.58%
- 60%	N/A	-54.375%	-57.58%
- 70%	N/A	-64.375%	-67.58%
- 80%	N/A	-74.375%	-77.58%
- 90%	N/A	-84.375%	-87.58%
- 100%	N/A	-94.375%	-97.58%

FWP-11

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and Other Health Care. The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The Other Health Care segment consists of ConvaTec and Medical Imaging.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$59.95	$48.50	$51.00
March 29, 2002	$51.90	$39.15	$40.49
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
December 6, 2007*	$30.23	$27.35	$29.08

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $29.08

Protection level: 85.00%

Protection price: $24.72

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.387895

Coupon: 9.75% per annum

Maturity: June 25, 2008

Dividend yield: 3.85% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		101.93%
+ 90%	4.875%		91.93%
+ 80%	4.875%		81.93%
+ 70%	4.875%		71.93%
+ 60%	4.875%		61.93%
+ 50%	4.875%		51.93%
+ 40%	4.875%		41.93%
+ 30%	4.875%		31.93%
+ 20%	4.875%		21.93%
+ 10%	4.875%		11.93%
+ 5%	4.875%		6.93%
0%	4.875%		1.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-3.07%
- 10%	4.875%	-5.125%	-8.07%
- 20%	N/A	-15.125%	-18.07%
- 30%	N/A	-25.125%	-28.07%
- 40%	N/A	-35.125%	-38.07%
- 50%	N/A	-45.125%	-48.07%
- 60%	N/A	-55.125%	-58.07%
- 70%	N/A	-65.125%	-68.07%
- 80%	N/A	-75.125%	-78.07%
- 90%	N/A	-85.125%	-88.07%
- 100%	N/A	-95.125%	-98.07%

FWP-12

Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2006, the Company had approximately 144,000 full-time and 10,000 part-time employees in the United States and approximately 183,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$48.13	$37.69	$46.95
March 29, 2002	$48.53	$38.60	$46.06
June 28, 2002	$46.32	$33.48	$36.04
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 6, 2007*	$48.77	$29.65	$34.35

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $34.35

Protection level: 70.00%

Protection price: $24.05

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.112082

Coupon: 13.00% per annum

Maturity: June 25, 2008

Dividend yield: 6.32% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		103.16%
+ 90%	6.50%		93.16%
+ 80%	6.50%		83.16%
+ 70%	6.50%		73.16%
+ 60%	6.50%		63.16%
+ 50%	6.50%		53.16%
+ 40%	6.50%		43.16%
+ 30%	6.50%		33.16%
+ 20%	6.50%		23.16%
+ 10%	6.50%		13.16%
+ 5%	6.50%		8.16%
0%	6.50%		3.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-1.84%
- 10%	6.50%	-3.50%	-6.84%
- 20%	6.50%	-13.50%	-16.84%
- 30%	6.50%	-23.50%	-26.84%
- 40%	N/A	-33.50%	-36.84%
- 50%	N/A	-43.50%	-46.84%
- 60%	N/A	-53.50%	-56.84%
- 70%	N/A	-63.50%	-66.84%
- 80%	N/A	-73.50%	-76.84%
- 90%	N/A	-83.50%	-86.84%
- 100%	N/A	-93.50%	-96.84%

FWP-13

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2006, the Company had total revenues and net income of $898.9 million and $69.0 million, respectively. The Company had an accumulated deficit of $101.8 million at December 31, 2006.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$9.72	$5.86	$7.98
March 29, 2002	$8.05	$5.38	$6.19
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 30, 2007	$72.23	$56.56	$71.31
December 6, 2007*	$75.44	$58.38	$60.10

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $60.10

Protection level: 75.00%

Protection price: $45.08

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.638935

Coupon: 15.00% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%
0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	N/A	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

FWP-14

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 33,700 producing oil and natural gas wells that are currently producing approximately 1.69 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, developing and acquiring onshore natural gas reserves in the U.S. east of the Rocky Mountains. The Company’s most important operating area has historically been in various conventional plays in the Mid-Continent region, which includes Oklahoma, Arkansas, Kansas and the Texas Panhandle. At September 30, 2006, 47% of its proved oil and natural gas reserves were located in the Mid-Continent region. During the past four years, the Company has also built significant positions in various conventional and unconventional plays in the South Texas and Texas Gulf Coast regions, the Permian Basin of West Texas and eastern New Mexico, the Barnett Shale area of North Texas, the Ark-La-Tex area of East Texas and northern Louisiana, the Appalachian Basin in West Virginia, eastern Kentucky, eastern Ohio and southern New York, the Caney and Woodford Shales in southeastern Oklahoma, the Fayetteville Shale in Arkansas, the Barnett and Woodford Shales in West Texas and the Conasauga, Floyd and Chattanooga Shales of Alabama.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$7.58	$5.26	$6.61
March 29, 2002	$7.78	$5.05	$7.74
June 28, 2002	$8.55	$6.81	$7.20
September 30, 2002	$7.25	$4.58	$6.60
December 31, 2002	$8.06	$5.89	$7.74
March 31, 2003	$8.63	$7.27	$7.86
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 30, 2007	$37.15	$31.38	$35.26
December 6, 2007*	$41.19	$35.25	$38.45

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $38.45

Protection level: 80.00%

Protection price: $30.76

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.007802

Coupon: 9.75% per annum

Maturity: June 25, 2008

Dividend yield: 0.67% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		100.34%
+ 90%	4.875%		90.34%
+ 80%	4.875%		80.34%
+ 70%	4.875%		70.34%
+ 60%	4.875%		60.34%
+ 50%	4.875%		50.34%
+ 40%	4.875%		40.34%
+ 30%	4.875%		30.34%
+ 20%	4.875%		20.34%
+ 10%	4.875%		10.34%
+ 5%	4.875%		5.34%
0%	4.875%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-4.66%
- 10%	4.875%	-5.125%	-9.66%
- 20%	4.875%	-15.125%	-19.66%
- 30%	N/A	-25.125%	-29.66%
- 40%	N/A	-35.125%	-39.66%
- 50%	N/A	-45.125%	-49.66%
- 60%	N/A	-55.125%	-59.66%
- 70%	N/A	-65.125%	-69.66%
- 80%	N/A	-75.125%	-79.66%
- 90%	N/A	-85.125%	-89.66%
- 100%	N/A	-95.125%	-99.66%

FWP-15

Comcast Corporation

According to publicly available information, Comcast Corporation (the “Company”) is the largest cable operator in the United States and offers a variety of consumer entertainment and communication products and services. As of December 31, 2006, the Company’s cable systems served approximately 23.4 million video subscribers, 11 million high-speed Internet subscribers and 2.4 million phone subscribers and passed approximately 45.7 million homes in 39 states and the District of Columbia. The Company was incorporated under the laws of Pennsylvania in December 2001. Through the Company’s predecessors (including its immediate predecessor, Comcast Holdings), it has developed, managed and operated cable systems since 1963.

The Company classifies its operations in two reportable segments: Cable and Programming. The Company’s Cable segment, which generates approximately 95% of its consolidated revenues, manages and operates its cable systems, including video, high-speed Internet and phone services, as well as the Company’s regional sports and news networks.

The Company’s Programming segment consists of its six consolidated national programming networks: E!, Style, The Golf Channel, VERSUS (formerly known as OLN), G4 and AZN Television.

The linked share’s SEC file number is: 001-32871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$27.04	$22.77	$24.00
March 29, 2002	$25.03	$19.77	$22.30
June 28, 2002	$22.50	$14.34	$16.13
September 30, 2002	$17.63	$11.43	$14.22
December 31, 2002	$18.10	$11.37	$15.71
March 31, 2003	$20.59	$15.61	$19.06
June 30, 2003	$23.23	$19.07	$20.12
September 30, 2003	$22.43	$18.79	$20.59
December 31, 2003	$22.75	$20.28	$21.91
March 31, 2004	$24.33	$18.51	$19.16
June 30, 2004	$21.10	$17.82	$18.69
September 30, 2004	$19.28	$17.50	$18.83
December 31, 2004	$22.22	$18.44	$22.19
March 31, 2005	$23.00	$20.69	$22.52
June 30, 2005	$22.69	$20.37	$20.47
September 30, 2005	$21.54	$19.09	$19.59
December 30, 2005	$19.56	$17.20	$17.31
March 31, 2006	$18.97	$16.90	$17.44
June 30, 2006	$22.37	$17.47	$21.83
September 29, 2006	$24.77	$20.67	$24.57
December 29, 2006	$28.94	$24.17	$28.22
March 30, 2007	$30.18	$24.73	$25.95
June 29, 2007	$28.84	$25.60	$28.12
September 30, 2007	$29.41	$23.08	$24.18
December 6, 2007*	$24.39	$18.05	$18.30

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMCSA

Initial price: $18.30

Protection level: 80.00%

Protection price: $14.64

Physical delivery amount: 54($1,000/Initial price)

Fractional shares: 0.644809

Coupon: 13.50% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%
0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	N/A	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-16

Capital One Financial Corporation

According to publicly available information, Capital One Financial Corporation (the “Company”) is a diversified financial services company, incorporated in Delaware on July 21, 1994, whose banking and non-banking subsidiaries market a variety of financial products and services. The Company’s principal subsidiaries include Capital One Bank, a Virginia state chartered bank that currently offers credit card products and deposit products and also can engage in a wide variety of lending and other financial activities; Capital One, F.S.B., a federally chartered savings bank that offers consumer and commercial lending and consumer deposit products; Capital One Auto Finance, Inc., which offers automobile and other motor vehicle financing products; Capital One, N.A., a national association that offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients; and North Fork Bank, a New York state chartered non-member bank that provides a broad range of deposit and lending services for consumer, commercial and small business customers. Capital One Services, Inc., another subsidiary of the Company, provides various operating, administrative and other services to the Company and its subsidiaries.

The linked share’s SEC file number is 1-13300.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$55.60	$41.00	$53.95
March 29, 2002	$64.91	$43.01	$63.85
June 28, 2002	$66.50	$52.00	$61.05
September 30, 2002	$61.05	$24.05	$34.92
December 31, 2002	$36.50	$25.55	$29.72
March 31, 2003	$39.70	$25.17	$30.01
June 30, 2003	$54.99	$30.05	$49.18
September 30, 2003	$62.00	$45.00	$57.04
December 31, 2003	$64.25	$55.15	$61.29
March 31, 2004	$76.66	$60.04	$75.43
June 30, 2004	$77.65	$61.15	$68.38
September 30, 2004	$75.49	$64.93	$73.90
December 31, 2004	$84.45	$67.62	$84.21
March 31, 2005	$84.75	$73.15	$74.77
June 30, 2005	$80.42	$69.10	$80.01
September 30, 2005	$85.97	$77.89	$79.52
December 30, 2005	$88.56	$71.15	$86.40
March 31, 2006	$90.04	$80.18	$80.52
June 30, 2006	$87.50	$80.45	$85.45
September 29, 2006	$87.17	$69.30	$78.66
December 29, 2006	$83.00	$74.00	$76.82
March 30, 2007	$83.84	$73.43	$75.46
June 29, 2007	$82.25	$70.24	$78.44
September 30, 2007	$79.44	$59.49	$66.43
December 6, 2007*	$73.54	$47.91	$52.43

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COF

Initial price: $52.43

Protection level: 60.00%

Protection price: $31.46

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.073050

Coupon: 16.50% per annum

Maturity: June 25, 2008

Dividend yield: 0.21% per annum

Coupon amount monthly: $13.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.11%
+ 90%	8.25%		90.11%
+ 80%	8.25%		80.11%
+ 70%	8.25%		70.11%
+ 60%	8.25%		60.11%
+ 50%	8.25%		50.11%
+ 40%	8.25%		40.11%
+ 30%	8.25%		30.11%
+ 20%	8.25%		20.11%
+ 10%	8.25%		10.11%
+ 5%	8.25%		5.11%
0%	8.25%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-4.89%
- 10%	8.25%	-1.75%	-9.89%
- 20%	8.25%	-11.75%	-19.89%
- 30%	8.25%	-21.75%	-29.89%
- 40%	8.25%	-31.75%	-39.89%
- 50%	N/A	-41.75%	-49.89%
- 60%	N/A	-51.75%	-59.89%
- 70%	N/A	-61.75%	-69.89%
- 80%	N/A	-71.75%	-79.89%
- 90%	N/A	-81.75%	-89.89%
- 100%	N/A	-91.75%	-99.89%

FWP-17

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 30, 2007	$90.84	$73.83	$87.77
December 6, 2007*	$88.82	$74.18	$83.30

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $83.30

Protection level: 80.00%

Protection price: $66.64

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.004802

Coupon: 10.75% per annum

Maturity: June 25, 2008

Dividend yield: 1.97% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.99%
+ 90%	5.375%		90.99%
+ 80%	5.375%		80.99%
+ 70%	5.375%		70.99%
+ 60%	5.375%		60.99%
+ 50%	5.375%		50.99%
+ 40%	5.375%		40.99%
+ 30%	5.375%		30.99%
+ 20%	5.375%		20.99%
+ 10%	5.375%		10.99%
+ 5%	5.375%		5.99%
0%	5.375%		0.99%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.01%
- 10%	5.375%	-4.625%	-9.01%
- 20%	5.375%	-14.625%	-19.01%
- 30%	N/A	-24.625%	-29.01%
- 40%	N/A	-34.625%	-39.01%
- 50%	N/A	-44.625%	-49.01%
- 60%	N/A	-54.625%	-59.01%
- 70%	N/A	-64.625%	-69.01%
- 80%	N/A	-74.625%	-79.01%
- 90%	N/A	-84.625%	-89.01%
- 100%	N/A	-94.625%	-99.01%

FWP-18

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$21.92	$11.15	$18.11
March 29, 2002	$21.84	$14.15	$16.93
June 28, 2002	$17.55	$12.28	$13.95
September 30, 2002	$15.76	$10.39	$10.48
December 31, 2002	$15.48	$8.12	$13.10
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
September 30, 2007	$33.37	$27.79	$33.11
December 6, 2007*	$34.24	$26.82	$27.79

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $27.79

Protection level: 80.00%

Protection price: $22.23

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.984167

Coupon: 14.00% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%
0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	N/A	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-19

Chevron Corporation

According to publicly available information, Chevron Corporation (the “Company”), a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and foreign subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. The Company conducts business activities in the United States and approximately 180 other countries. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemical operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

As of December 31, 2006, the Company had nearly 62,500 employees (including about 6,600 service station employees). Approximately 28,800, or 46 percent, of the company’s employees were employed in U.S. operations.

The linked share’s SEC file number is 1-368-2.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$46.88	$41.00	$44.81
March 29, 2002	$45.80	$40.40	$45.14
June 28, 2002	$45.52	$41.82	$44.25
September 30, 2002	$44.47	$32.83	$34.63
December 31, 2002	$37.72	$32.71	$33.24
March 31, 2003	$35.20	$30.67	$32.33
June 30, 2003	$38.12	$31.10	$36.10
September 30, 2003	$37.28	$35.03	$35.73
December 31, 2003	$43.50	$35.63	$43.20
March 31, 2004	$45.71	$42.00	$43.89
June 30, 2004	$47.50	$43.95	$47.06
September 30, 2004	$54.49	$46.21	$53.64
December 31, 2004	$56.07	$50.99	$52.51
March 31, 2005	$63.15	$50.48	$58.31
June 30, 2005	$59.48	$49.85	$55.92
September 30, 2005	$65.98	$56.12	$64.73
December 30, 2005	$65.49	$54.82	$56.77
March 31, 2006	$62.72	$53.78	$57.97
June 30, 2006	$63.65	$55.41	$62.06
September 29, 2006	$68.46	$60.72	$64.86
December 29, 2006	$76.20	$62.23	$73.53
March 30, 2007	$74.98	$65.00	$73.96
June 29, 2007	$85.19	$74.06	$84.24
September 30, 2007	$95.50	$78.25	$93.58
December 6, 2007*	$94.53	$81.92	$91.38

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CVX

Initial price: $91.38

Protection level: 80.00%

Protection price: $73.10

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.943314

Coupon: 9.25% per annum

Maturity: June 25, 2008

Dividend yield: 2.49% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		101.25%
+ 90%	4.625%		91.25%
+ 80%	4.625%		81.25%
+ 70%	4.625%		71.25%
+ 60%	4.625%		61.25%
+ 50%	4.625%		51.25%
+ 40%	4.625%		41.25%
+ 30%	4.625%		31.25%
+ 20%	4.625%		21.25%
+ 10%	4.625%		11.25%
+ 5%	4.625%		6.25%
0%	4.625%		1.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-3.75%
- 10%	4.625%	-5.375%	-8.75%
- 20%	4.625%	-15.375%	-18.75%
- 30%	N/A	-25.375%	-28.75%
- 40%	N/A	-35.375%	-38.75%
- 50%	N/A	-45.375%	-48.75%
- 60%	N/A	-55.375%	-58.75%
- 70%	N/A	-65.375%	-68.75%
- 80%	N/A	-75.375%	-78.75%
- 90%	N/A	-85.375%	-88.75%
- 100%	N/A	-95.375%	-98.75%

FWP-20

The Walt Disney Company

According to publicly available information, The Walt Disney Company (the “Company”) together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks, Parks and Resorts, Studio Entertainment, and Consumer Products.

The Company operates the ABC Television Network, which as of September 30, 2006 had 228 affiliated stations operating under affiliation agreements and reached 99% of all U.S. television households. The ABC Television Network broadcasts programs in the following “dayparts”: early morning, daytime, primetime, late night, news, children, and sports. The Company owns nine very high frequency (VHF) television stations, six of which are located in the top-ten markets in the United States, and one ultra-high frequency (UHF) television station. All of the Company’s television stations are affiliated with the ABC Television Network, transmit both analog and digital signals, and collectively reach 24% of the nation’s television households.

The Company owns and operates the Walt Disney World Resort and Disney Cruise Line in Florida, the Disneyland Resort in California, and ESPN Zone facilities in several states. The Company manages and has effective ownership interests of 51% and 43%, respectively, in the Disneyland Resort Paris and Hong Kong Disneyland, which opened in September 2005. The Company also licenses the operations of the Tokyo Disney Resort in Japan.

The Studio Entertainment segment produces and acquires live-action and animated motion pictures, direct-to-video programming, musical recordings, and live-stage plays.

The Consumer Products segment partners with licensees, manufacturers, publishers, and retailers throughout the world to design, promote, and sell a wide variety of products based on existing and new Disney characters and other intellectual property.

The linked share’s SEC file number is 1-11605.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$22.60	$17.57	$20.44
March 29, 2002	$24.67	$19.75	$22.77
June 28, 2002	$24.83	$18.20	$18.65
September 30, 2002	$19.73	$13.32	$14.94
December 31, 2002	$19.97	$13.72	$16.09
March 31, 2003	$18.49	$14.64	$16.79
June 30, 2003	$21.26	$16.72	$19.49
September 30, 2003	$22.44	$19.14	$19.90
December 31, 2003	$23.44	$20.09	$23.02
March 31, 2004	$28.03	$22.60	$24.66
June 30, 2004	$26.30	$21.51	$25.15
September 30, 2004	$25.16	$20.60	$22.25
December 31, 2004	$27.66	$22.22	$27.43
March 31, 2005	$29.59	$26.70	$28.35
June 30, 2005	$28.51	$24.80	$24.85
September 30, 2005	$26.13	$22.60	$23.81
December 30, 2005	$25.84	$22.59	$23.65
March 31, 2006	$28.47	$23.66	$27.52
June 30, 2006	$30.61	$26.39	$29.60
September 29, 2006	$31.03	$27.78	$30.50
December 29, 2006	$34.43	$30.00	$33.81
March 30, 2007	$35.57	$32.22	$33.97
June 29, 2007	$36.30	$33.00	$34.14
September 30, 2007	$35.38	$31.25	$34.39
December 6, 2007*	$35.69	$30.68	$32.72

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DIS

Initial price: $32.72

Protection level: 85.00%

Protection price: $27.81

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.562347

Coupon: 9.50% per annum

Maturity: June 25, 2008

Dividend yield: 2.02% per annum

Coupon amount monthly: $7.92

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		101.01%
+ 90%	4.75%		91.01%
+ 80%	4.75%		81.01%
+ 70%	4.75%		71.01%
+ 60%	4.75%		61.01%
+ 50%	4.75%		51.01%
+ 40%	4.75%		41.01%
+ 30%	4.75%		31.01%
+ 20%	4.75%		21.01%
+ 10%	4.75%		11.01%
+ 5%	4.75%		6.01%
0%	4.75%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-3.99%
- 10%	4.75%	-5.25%	-8.99%
- 20%	N/A	-15.25%	-18.99%
- 30%	N/A	-25.25%	-28.99%
- 40%	N/A	-35.25%	-38.99%
- 50%	N/A	-45.25%	-48.99%
- 60%	N/A	-55.25%	-58.99%
- 70%	N/A	-65.25%	-68.99%
- 80%	N/A	-75.25%	-78.99%
- 90%	N/A	-85.25%	-88.99%
- 100%	N/A	-95.25%	-98.99%

FWP-22

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.08	$14.83	$15.72
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 30, 2007	$9.64	$7.49	$8.49
December 6, 2007*	$9.24	$6.87	$7.06

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $7.06

Protection level: 75.00%

Protection price: $5.30

Physical delivery amount: 141($1,000/Initial price)

Fractional shares: 0.643059

Coupon: 18.75% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)		Investment in the Notes	Direct Investment in the Linked Shares
+ 100%		9.375%	100.00%
+ 90%		9.375%	90.00%
+ 80%		9.375%	80.00%
+ 70%		9.375%	70.00%
+ 60%		9.375%	60.00%
+ 50%		9.375%	50.00%
+ 40%		9.375%	40.00%
+ 30%		9.375%	30.00%
+ 20%		9.375%	20.00%
+ 10%		9.375%	10.00%
+ 5%		9.375%	5.00%
0%		9.375%	0.00%

		Protection Price Ever Breached?
	NO	YES
- 5%	9.375%	4.375%	-5.00%
- 10%	9.375%	-0.625%	-10.00%
- 20%	9.375%	-10.625%	-20.00%
- 30%	N/A	-20.625%	-30.00%
- 40%	N/A	-30.625%	-40.00%
- 50%	N/A	-40.625%	-50.00%
- 60%	N/A	-50.625%	-60.00%
- 70%	N/A	-60.625%	-70.00%
- 80%	N/A	-70.625%	-80.00%
- 90%	N/A	-80.625%	-90.00%
- 100%	N/A	-90.625%	-100.00%

FWP-23

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 30, 2007	$110.48	$67.08	$104.89
December 6, 2007*	$120.20	$85.71	$104.89

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $104.89

Protection level: 70.00%

Protection price: $73.42

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.533797

Coupon: 17.50% per annum

Maturity: June 25, 2008

Dividend yield: 2.56% per annum

Coupon amount monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		101.28%
+ 90%	8.75%		91.28%
+ 80%	8.75%		81.28%
+ 70%	8.75%		71.28%
+ 60%	8.75%		61.28%
+ 50%	8.75%		51.28%
+ 40%	8.75%		41.28%
+ 30%	8.75%		31.28%
+ 20%	8.75%		21.28%
+ 10%	8.75%		11.28%
+ 5%	8.75%		6.28%
0%	8.75%		1.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-3.72%
- 10%	8.75%	-1.25%	-8.72%
- 20%	8.75%	-11.25%	-18.72%
- 30%	8.75%	-21.25%	-28.72%
- 40%	N/A	-31.25%	-38.72%
- 50%	N/A	-41.25%	-48.72%
- 60%	N/A	-51.25%	-58.72%
- 70%	N/A	-61.25%	-68.72%
- 80%	N/A	-71.25%	-78.72%
- 90%	N/A	-81.25%	-88.72%
- 100%	N/A	-91.25%	-98.72%

FWP-24

General Electric Company

According to publicly available information, General Electric Company (the “Company”) has engaged in developing, manufacturing and marketing a wide variety of products for the generation, transmission, distribution, control and utilization of electricity since its incorporation in 1892.

The Company’s products include major appliances; lighting products; industrial automation products; medical diagnostic imaging systems; bioscience assays and separation technology products; electrical distribution and control equipment; locomotives; power generation and delivery products; nuclear power support services and fuel assemblies; commercial and military aircraft jet engines; chemicals and equipment for treatment of water and process systems; security equipment and systems; and engineered materials, such as plastics.

The Company’s services include product services; electrical apparatus installation, engineering, and repair and rebuilding services. Through its affiliate, NBC Universal, Inc., the Company produces and delivers network television services, operates television stations, produces and distributes motion pictures, operates cable/satellite networks, operates theme parks, and programs activities in multimedia and the Internet. Through another affiliate, General Electric Capital Services, Inc., the Company offers a broad array of financial and other services including consumer financing, commercial and industrial financing, real estate financing, asset management and leasing, mortgage services and consumer savings.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$41.78	$36.04	$40.08
March 29, 2002	$41.83	$34.49	$37.45
June 28, 2002	$37.80	$27.50	$29.05
September 30, 2002	$32.98	$23.55	$24.65
December 31, 2002	$27.85	$21.41	$24.35
March 31, 2003	$28.00	$21.82	$25.50
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 30, 2007	$42.07	$36.20	$41.40
December 6, 2007*	$42.15	$36.07	$37.26

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $37.26

Protection level: 80.00%

Protection price: $29.81

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.838433

Coupon: 9.75% per annum

Maturity: June 25, 2008

Dividend yield: 3.02% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.875%		101.51%
+ 90%	4.875%		91.51%
+ 80%	4.875%		81.51%
+ 70%	4.875%		71.51%
+ 60%	4.875%		61.51%
+ 50%	4.875%		51.51%
+ 40%	4.875%		41.51%
+ 30%	4.875%		31.51%
+ 20%	4.875%		21.51%
+ 10%	4.875%		11.51%
+ 5%	4.875%		6.51%
0%	4.875%		1.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.875%	-0.125%	-3.49%
- 10%	4.875%	-5.125%	-8.49%
- 20%	4.875%	-15.125%	-18.49%
- 30%	N/A	-25.125%	-28.49%
- 40%	N/A	-35.125%	-38.49%
- 50%	N/A	-45.125%	-48.49%
- 60%	N/A	-55.125%	-58.49%
- 70%	N/A	-65.125%	-68.49%
- 80%	N/A	-75.125%	-78.49%
- 90%	N/A	-85.125%	-88.49%
- 100%	N/A	-95.125%	-98.49%

FWP-25

Global Industries, Ltd.

According to publicly available information, Global Industries, Ltd. (the “Company”) is an offshore construction company offering a comprehensive and integrated range of marine construction and support services in the U.S. Gulf of Mexico, Latin America, West Africa, the Middle East (including the Mediterranean and India), and Asia Pacific regions. The Company’s services include pipeline construction, platform installation and removal, subsea construction, project management, and diving services. The Company’s business consists of two principal activities: Offshore Construction Services, which includes pipeline construction and platform installation and removal services; and Diving Services, which includes diving and marine support services.

The linked share’s SEC file number is 0-21086.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$9.55	$5.18	$8.90
March 29, 2002	$9.85	$7.25	$9.33
June 28, 2002	$10.50	$6.20	$6.99
September 30, 2002	$7.10	$3.48	$4.13
December 31, 2002	$5.09	$3.32	$4.17
March 31, 2003	$4.85	$3.10	$4.66
June 30, 2003	$6.05	$4.17	$4.82
September 30, 2003	$5.38	$3.54	$4.55
December 31, 2003	$5.36	$3.86	$5.15
March 31, 2004	$6.60	$4.84	$5.85
June 30, 2004	$6.84	$4.93	$5.72
September 30, 2004	$6.60	$4.12	$6.18
December 31, 2004	$8.74	$5.50	$8.29
March 31, 2005	$10.44	$7.24	$9.40
June 30, 2005	$10.99	$7.98	$8.50
September 30, 2005	$14.95	$8.45	$14.74
December 30, 2005	$15.20	$11.00	$11.35
March 31, 2006	$14.64	$11.54	$14.49
June 30, 2006	$19.92	$13.84	$16.70
September 29, 2006	$18.97	$14.32	$15.56
December 29, 2006	$17.26	$12.83	$13.04
March 30, 2007	$18.39	$12.12	$18.29
June 29, 2007	$27.23	$17.81	$26.82
September 30, 2007	$29.14	$19.00	$25.76
December 6, 2007*	$28.00	$21.06	$22.47

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLBL

Initial price: $22.47

Protection level: 70.00%

Protection price: $15.73

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.503783

Coupon: 15.75% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.13

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.875%		100.00%
+ 90%	7.875%		90.00%
+ 80%	7.875%		80.00%
+ 70%	7.875%		70.00%
+ 60%	7.875%		60.00%
+ 50%	7.875%		50.00%
+ 40%	7.875%		40.00%
+ 30%	7.875%		30.00%
+ 20%	7.875%		20.00%
+ 10%	7.875%		10.00%
+ 5%	7.875%		5.00%
0%	7.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.875%	2.875%	-5.00%
- 10%	7.875%	-2.125%	-10.00%
- 20%	7.875%	-12.125%	-20.00%
- 30%	7.875%	-22.125%	-30.00%
- 40%	N/A	-32.125%	-40.00%
- 50%	N/A	-42.125%	-50.00%
- 60%	N/A	-52.125%	-60.00%
- 70%	N/A	-62.125%	-70.00%
- 80%	N/A	-72.125%	-80.00%
- 90%	N/A	-82.125%	-90.00%
- 100%	N/A	-92.125%	-100.00%

FWP-26

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
December 6, 2007*	$26.80	$20.85	$25.14

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $25.14

Protection level: 75.00%

Protection price: $18.86

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.777247

Coupon: 14.50% per annum

Maturity: June 25, 2008

Dividend yield: 0.40% per annum

Coupon amount monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.20%
+ 90%	7.25%		90.20%
+ 80%	7.25%		80.20%
+ 70%	7.25%		70.20%
+ 60%	7.25%		60.20%
+ 50%	7.25%		50.20%
+ 40%	7.25%		40.20%
+ 30%	7.25%		30.20%
+ 20%	7.25%		20.20%
+ 10%	7.25%		10.20%
+ 5%	7.25%		5.20%
0%	7.25%		0.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.80%
- 10%	7.25%	-2.75%	-9.80%
- 20%	7.25%	-12.75%	-19.80%
- 30%	N/A	-22.75%	-29.80%
- 40%	N/A	-32.75%	-39.80%
- 50%	N/A	-42.75%	-49.80%
- 60%	N/A	-52.75%	-59.80%
- 70%	N/A	-62.75%	-69.80%
- 80%	N/A	-72.75%	-79.80%
- 90%	N/A	-82.75%	-89.80%
- 100%	N/A	-92.75%	-99.80%

FWP-27

Honeywell International Inc.

According to publicly available information, Honeywell International Inc. (the “Company”) is a diversified technology and manufacturing organization, serving customers worldwide with aerospace products and services, control sensing and security technologies for buildings, homes and industry, turbochargers, automotive products, specialty chemicals, electronic and advanced materials, and process technology for refining and petrochemicals.

The Company was incorporated in Delaware in 1985. Its website can be found at www.honeywell.com.

The linked share’s SEC file number is 1-8974.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.90	$25.32	$33.82
March 29, 2002	$40.88	$28.65	$38.27
June 28, 2002	$40.95	$34.00	$35.23
September 30, 2002	$36.78	$21.33	$21.66
December 31, 2002	$27.25	$18.80	$24.00
March 31, 2003	$25.99	$20.20	$21.36
June 30, 2003	$29.21	$21.49	$26.85
September 30, 2003	$30.07	$25.95	$26.35
December 31, 2003	$33.50	$26.25	$33.43
March 31, 2004	$37.50	$31.30	$33.85
June 30, 2004	$37.55	$32.44	$36.63
September 30, 2004	$38.46	$34.11	$35.86
December 31, 2004	$37.23	$31.85	$35.41
March 31, 2005	$39.50	$33.65	$37.21
June 30, 2005	$38.34	$34.94	$36.63
September 30, 2005	$39.50	$34.50	$37.50
December 30, 2005	$38.66	$32.68	$37.25
March 31, 2006	$43.20	$35.75	$42.77
June 30, 2006	$44.48	$37.40	$40.30
September 29, 2006	$41.50	$35.53	$40.90
December 29, 2006	$45.77	$40.70	$45.24
March 30, 2007	$48.50	$43.14	$46.06
June 29, 2007	$59.37	$45.78	$56.28
September 30, 2007	$61.90	$52.88	$59.47
December 6, 2007*	$61.98	$53.07	$58.23

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HON

Initial price: $58.23

Protection level: 80.00%

Protection price: $46.58

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.173278

Coupon: 9.50% per annum

Maturity: June 25, 2008

Dividend yield: 1.70% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.85%
+ 90%	4.75%		90.85%
+ 80%	4.75%		80.85%
+ 70%	4.75%		70.85%
+ 60%	4.75%		60.85%
+ 50%	4.75%		50.85%
+ 40%	4.75%		40.85%
+ 30%	4.75%		30.85%
+ 20%	4.75%		20.85%
+ 10%	4.75%		10.85%
+ 5%	4.75%		5.85%
0%	4.75%		0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.15%
- 10%	4.75%	-5.25%	-9.15%
- 20%	4.75%	-15.25%	-19.15%
- 30%	N/A	-25.25%	-29.15%
- 40%	N/A	-35.25%	-39.15%
- 50%	N/A	-45.25%	-49.15%
- 60%	N/A	-55.25%	-59.15%
- 70%	N/A	-65.25%	-69.15%
- 80%	N/A	-75.25%	-79.15%
- 90%	N/A	-85.25%	-89.15%
- 100%	N/A	-95.25%	-99.15%

FWP-28

Hewlett Packard Co.

According to publicly available information, Hewlett Packard Co. (the “Company”) is a leading global provider of products, technologies, software, solutions and services to individual consumers, small and medium sized businesses, large enterprises, including the public and education sectors. Its offerings span personal computing and other access devices, imaging and printing-related products and services, enterprise information technology infrastructure, including enterprise storage and server technology, enterprise system and network management software, and multi-vendor customer services, including technology support and maintenance, consulting and integration and managed services.

The Company was incorporated in 1947 under the laws of the State of California as the successor to a partnership founded in 1939 by William R. Hewlett and David Packard. Effective in May 1998, it changed its state of incorporation from California to Delaware.

The linked share’s SEC file number is 001-04423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$24.03	$14.85	$20.54
March 29, 2002	$24.12	$17.52	$17.94
June 28, 2002	$20.63	$14.00	$15.28
September 30, 2002	$16.40	$10.75	$11.67
December 31, 2002	$20.60	$10.93	$17.36
March 31, 2003	$21.20	$14.18	$15.55
June 30, 2003	$22.80	$15.20	$21.30
September 30, 2003	$23.70	$19.10	$19.36
December 31, 2003	$23.70	$19.42	$22.97
March 31, 2004	$26.28	$21.07	$22.84
June 30, 2004	$23.73	$19.21	$21.10
September 30, 2004	$20.86	$16.10	$18.75
December 31, 2004	$21.58	$17.59	$20.97
March 31, 2005	$22.20	$18.90	$21.94
June 30, 2005	$24.70	$19.85	$23.51
September 30, 2005	$29.50	$23.07	$29.20
December 30, 2005	$30.24	$26.50	$28.63
March 31, 2006	$34.51	$28.37	$32.90
June 30, 2006	$34.40	$29.69	$31.68
September 29, 2006	$37.25	$30.00	$36.69
December 29, 2006	$41.69	$36.70	$41.19
March 30, 2007	$43.72	$38.15	$40.14
June 29, 2007	$46.29	$40.05	$44.62
September 30, 2007	$51.09	$43.64	$49.79
December 6, 2007*	$53.48	$47.45	$52.21

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HPQ

Initial price: $52.21

Protection level: 80.00%

Protection price: $41.77

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.153419

Coupon: 10.75% per annum

Maturity: June 25, 2008

Dividend yield: 0.62% per annum

Coupon amount monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.31%
+ 90%	5.375%		90.31%
+ 80%	5.375%		80.31%
+ 70%	5.375%		70.31%
+ 60%	5.375%		60.31%
+ 50%	5.375%		50.31%
+ 40%	5.375%		40.31%
+ 30%	5.375%		30.31%
+ 20%	5.375%		20.31%
+ 10%	5.375%		10.31%
+ 5%	5.375%		5.31%
0%	5.375%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-4.69%
- 10%	5.375%	-4.625%	-9.69%
- 20%	5.375%	-14.625%	-19.69%
- 30%	N/A	-24.625%	-29.69%
- 40%	N/A	-34.625%	-39.69%
- 50%	N/A	-44.625%	-49.69%
- 60%	N/A	-54.625%	-59.69%
- 70%	N/A	-64.625%	-69.69%
- 80%	N/A	-74.625%	-79.69%
- 90%	N/A	-84.625%	-89.69%
- 100%	N/A	-94.625%	-99.69%

FWP-29

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 30, 2007	$26.52	$22.09	$25.86
December 6, 2007*	$27.99	$24.32	$27.98

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $27.98

Protection level: 80.00%

Protection price: $22.38

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.739814

Coupon: 11.30% per annum

Maturity: June 25, 2008

Dividend yield: 1.62% per annum

Coupon amount monthly: $9.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.65%		100.81%
+ 90%	5.65%		90.81%
+ 80%	5.65%		80.81%
+ 70%	5.65%		70.81%
+ 60%	5.65%		60.81%
+ 50%	5.65%		50.81%
+ 40%	5.65%		40.81%
+ 30%	5.65%		30.81%
+ 20%	5.65%		20.81%
+ 10%	5.65%		10.81%
+ 5%	5.65%		5.81%
0%	5.65%		0.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.65%	0.65%	-4.19%
- 10%	5.65%	-4.35%	-9.19%
- 20%	5.65%	-14.35%	-19.19%
- 30%	N/A	-24.35%	-29.19%
- 40%	N/A	-34.35%	-39.19%
- 50%	N/A	-44.35%	-49.19%
- 60%	N/A	-54.35%	-59.19%
- 70%	N/A	-64.35%	-69.19%
- 80%	N/A	-74.35%	-79.19%
- 90%	N/A	-84.35%	-89.19%
- 100%	N/A	-94.35%	-99.19%

FWP-30

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.4 trillion in assets, $116 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$40.95	$31.85	$36.35
March 29, 2002	$39.68	$26.70	$35.65
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 30, 2007	$50.48	$42.18	$45.82
December 6, 2007*	$47.88	$40.15	$46.21

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $46.21

Protection level: 80.00%

Protection price: $36.97

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.640338

Coupon: 13.00% per annum

Maturity: June 25, 2008

Dividend yield: 3.12% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.56%
+ 90%	6.50%		91.56%
+ 80%	6.50%		81.56%
+ 70%	6.50%		71.56%
+ 60%	6.50%		61.56%
+ 50%	6.50%		51.56%
+ 40%	6.50%		41.56%
+ 30%	6.50%		31.56%
+ 20%	6.50%		21.56%
+ 10%	6.50%		11.56%
+ 5%	6.50%		6.56%
0%	6.50%		1.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.44%
- 10%	6.50%	-3.50%	-8.44%
- 20%	6.50%	-13.50%	-18.44%
- 30%	N/A	-23.50%	-28.44%
- 40%	N/A	-33.50%	-38.44%
- 50%	N/A	-43.50%	-48.44%
- 60%	N/A	-53.50%	-58.44%
- 70%	N/A	-63.50%	-68.44%
- 80%	N/A	-73.50%	-78.44%
- 90%	N/A	-83.50%	-88.44%
- 100%	N/A	-93.50%	-98.44%

FWP-31

US Airways Group, Inc.

According to publicly available information, US Airways Group, Inc. (the “Company”) a Delaware corporation, is a holding company formed in 1982 and whose origins trace back to the formation of All American Aviation in 1939. The Company’s principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. The Company’s telephone number is (480) 693-0800, and its internet address is www.usairways.com. The Company’s primary business activity is the operation of a major network air carrier, through its ownership of the common stock of America West Holdings and its wholly owned subsidiary AWA; US Airways; Piedmont Airlines, Inc.; PSA Airlines, Inc.; Material Services Company, Inc.; and Airways Assurance Limited.

The Company had approximately 36 million passengers boarding its planes in 2006. As of December 31, 2006, the Company operated 226 jet aircraft. During 2006, the Company provided regularly scheduled service or seasonal service at 85 airports in the continental United States, Canada, the Caribbean, Latin America and Europe. As of December 31, 2006, the US Airways Express network served 133 airports in the United States, Canada and the Bahamas, including approximately 40 airports also served by US Airways. During 2006, US Airways Express air carriers had approximately 20 million passengers boarding its planes. Passenger revenues accounted for approximately 90% of the Company’s operating revenues in each of the three years ended December 31, 2006, 2005 and 2004. Cargo revenues and other sources accounted for approximately 10% of the Company’s operating revenues in 2006, 2005 and 2004.

The linked share’s SEC file number is 001-08444.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	N/A	N/A	N/A
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	$21.40	$19.29	$21.01
December 30, 2005	$38.80	$20.85	$37.14
March 31, 2006	$40.60	$28.30	$40.00
June 30, 2006	$52.15	$36.19	$50.54
September 29, 2006	$56.41	$36.80	$44.33
December 29, 2006	$63.27	$43.87	$53.85
March 30, 2007	$62.50	$44.01	$45.48
June 29, 2007	$48.30	$26.78	$30.27
September 30, 2007	$36.19	$24.26	$26.25
December 6, 2007*	$33.34	$17.35	$17.54

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LCC

Initial price: $17.54

Protection level: 60.00%

Protection price: $10.52

Physical delivery amount: 57($1,000/Initial price)

Fractional shares: 0.012543

Coupon: 20.00% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%
0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-32

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$54.65	$38.49	$52.12
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
December 6, 2007*	$77.75	$50.50	$61.33

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $61.33

Protection level: 80.00%

Protection price: $49.06

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.305234

Coupon: 17.00% per annum

Maturity: June 25, 2008

Dividend yield: 2.29% per annum

Coupon amount monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.15%
+ 90%	8.50%		91.15%
+ 80%	8.50%		81.15%
+ 70%	8.50%		71.15%
+ 60%	8.50%		61.15%
+ 50%	8.50%		51.15%
+ 40%	8.50%		41.15%
+ 30%	8.50%		31.15%
+ 20%	8.50%		21.15%
+ 10%	8.50%		11.15%
+ 5%	8.50%		6.15%
0%	8.50%		1.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.85%
- 10%	8.50%	-1.50%	-8.85%
- 20%	8.50%	-11.50%	-18.85%
- 30%	N/A	-21.50%	-28.85%
- 40%	N/A	-31.50%	-38.85%
- 50%	N/A	-41.50%	-48.85%
- 60%	N/A	-51.50%	-58.85%
- 70%	N/A	-61.50%	-68.85%
- 80%	N/A	-71.50%	-78.85%
- 90%	N/A	-81.50%	-88.85%
- 100%	N/A	-91.50%	-98.85%

FWP-33

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company”) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
September 30, 2007	$14.20	$10.30	$11.10
December 6, 2007*	$11.92	$7.82	$9.26

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $9.26

Protection level: 75.00%

Protection price: $6.95

Physical delivery amount: 107($1,000/Initial price)

Fractional shares: 0.991361

Coupon: 17.50% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%
0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	N/A	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

FWP-34

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$16.94	$13.24	$16.67
March 29, 2002	$16.56	$12.80	$13.09
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
December 6, 2007*	$17.30	$12.93	$14.16

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $14.16

Protection level: 80.00%

Protection price: $11.33

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.621469

Coupon: 16.25% per annum

Maturity: June 25, 2008

Dividend yield: 1.27% per annum

Coupon amount monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.125%		100.64%
+ 90%	8.125%		90.64%
+ 80%	8.125%		80.64%
+ 70%	8.125%		70.64%
+ 60%	8.125%		60.64%
+ 50%	8.125%		50.64%
+ 40%	8.125%		40.64%
+ 30%	8.125%		30.64%
+ 20%	8.125%		20.64%
+ 10%	8.125%		10.64%
+ 5%	8.125%		5.64%
0%	8.125%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.125%	3.125%	-4.36%
- 10%	8.125%	-1.875%	-9.36%
- 20%	8.125%	-11.875%	-19.36%
- 30%	N/A	-21.875%	-29.36%
- 40%	N/A	-31.875%	-39.36%
- 50%	N/A	-41.875%	-49.36%
- 60%	N/A	-51.875%	-59.36%
- 70%	N/A	-61.875%	-69.36%
- 80%	N/A	-71.875%	-79.36%
- 90%	N/A	-81.875%	-89.36%
- 100%	N/A	-91.875%	-99.36%

FWP-35

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2006, the Company was home to approximately 3,193 listed companies with a combined market capitalization of over $4.1 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	N/A	N/A	N/A
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	N/A	N/A	N/A
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
September 30, 2007	$39.00	$28.50	$37.68
December 6, 2007*	$50.47	$37.66	$44.19

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $44.19

Protection level: 80.00%

Protection price: $35.35

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.629554

Coupon: 16.00% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%
0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

FWP-36

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$17.81	$11.43	$17.02
March 29, 2002	$21.00	$14.10	$20.70
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
December 6, 2007*	$56.41	$46.21	$53.93

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $53.93

Protection level: 80.00%

Protection price: $43.14

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.542555

Coupon: 14.25% per annum

Maturity: June 25, 2008

Dividend yield: 0.22% per annum

Coupon amount monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.11%
+ 90%	7.125%		90.11%
+ 80%	7.125%		80.11%
+ 70%	7.125%		70.11%
+ 60%	7.125%		60.11%
+ 50%	7.125%		50.11%
+ 40%	7.125%		40.11%
+ 30%	7.125%		30.11%
+ 20%	7.125%		20.11%
+ 10%	7.125%		10.11%
+ 5%	7.125%		5.11%
0%	7.125%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.89%
- 10%	7.125%	-2.875%	-9.89%
- 20%	7.125%	-12.875%	-19.89%
- 30%	N/A	-22.875%	-29.89%
- 40%	N/A	-32.875%	-39.89%
- 50%	N/A	-42.875%	-49.89%
- 60%	N/A	-52.875%	-59.89%
- 70%	N/A	-62.875%	-69.89%
- 80%	N/A	-72.875%	-79.89%
- 90%	N/A	-82.875%	-89.89%
- 100%	N/A	-92.875%	-99.89%

FWP-37

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2006, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.88	$15.19	$18.33
March 29, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
September 30, 2007	$58.95	$46.42	$51.91
December 6, 2007*	$54.57	$48.50	$52.99

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $52.99

Protection level: 80.00%

Protection price: $42.39

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.871485

Coupon: 10.50% per annum

Maturity: June 25, 2008

Dividend yield: 1.80% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.90%
+ 90%	5.25%		90.90%
+ 80%	5.25%		80.90%
+ 70%	5.25%		70.90%
+ 60%	5.25%		60.90%
+ 50%	5.25%		50.90%
+ 40%	5.25%		40.90%
+ 30%	5.25%		30.90%
+ 20%	5.25%		20.90%
+ 10%	5.25%		10.90%
+ 5%	5.25%		5.90%
0%	5.25%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.10%
- 10%	5.25%	-4.75%	-9.10%
- 20%	5.25%	-14.75%	-19.10%
- 30%	N/A	-24.75%	-29.10%
- 40%	N/A	-34.75%	-39.10%
- 50%	N/A	-44.75%	-49.10%
- 60%	N/A	-54.75%	-59.10%
- 70%	N/A	-64.75%	-69.10%
- 80%	N/A	-74.75%	-79.10%
- 90%	N/A	-84.75%	-89.10%
- 100%	N/A	-94.75%	-99.10%

FWP-38

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 30, 2007	$64.74	$41.62	$59.47
December 6, 2007*	$64.97	$50.11	$61.24

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $61.24

Protection level: 75.00%

Protection price: $45.93

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.329197

Coupon: 18.00% per annum

Maturity: June 25, 2008

Dividend yield: 3.92% per annum

Coupon amount monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.96%
+ 90%	9.00%		91.96%
+ 80%	9.00%		81.96%
+ 70%	9.00%		71.96%
+ 60%	9.00%		61.96%
+ 50%	9.00%		51.96%
+ 40%	9.00%		41.96%
+ 30%	9.00%		31.96%
+ 20%	9.00%		21.96%
+ 10%	9.00%		11.96%
+ 5%	9.00%		6.96%
0%	9.00%		1.96%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.04%
- 10%	9.00%	-1.00%	-8.04%
- 20%	9.00%	-11.00%	-18.04%
- 30%	N/A	-21.00%	-28.04%
- 40%	N/A	-31.00%	-38.04%
- 50%	N/A	-41.00%	-48.04%
- 60%	N/A	-51.00%	-58.04%
- 70%	N/A	-61.00%	-68.04%
- 80%	N/A	-71.00%	-78.04%
- 90%	N/A	-81.00%	-88.04%
- 100%	N/A	-91.00%	-98.04%

FWP-39

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$44.04	$38.35	$39.85
March 29, 2002	$42.46	$39.10	$39.74
June 28, 2002	$40.30	$32.75	$35.00
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 30, 2007	$26.15	$23.14	$24.43
December 6, 2007*	$25.71	$22.24	$24.17

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $24.17

Protection level: 85.00%

Protection price: $20.54

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.373604

Coupon: 9.50% per annum

Maturity: June 25, 2008

Dividend yield: 4.77% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		102.39%
+ 90%	4.75%		92.39%
+ 80%	4.75%		82.39%
+ 70%	4.75%		72.39%
+ 60%	4.75%		62.39%
+ 50%	4.75%		52.39%
+ 40%	4.75%		42.39%
+ 30%	4.75%		32.39%
+ 20%	4.75%		22.39%
+ 10%	4.75%		12.39%
+ 5%	4.75%		7.39%
0%	4.75%		2.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-2.61%
- 10%	4.75%	-5.25%	-7.61%
- 20%	N/A	-15.25%	-17.61%
- 30%	N/A	-25.25%	-27.61%
- 40%	N/A	-35.25%	-37.61%
- 50%	N/A	-45.25%	-47.61%
- 60%	N/A	-55.25%	-57.61%
- 70%	N/A	-65.25%	-67.61%
- 80%	N/A	-75.25%	-77.61%
- 90%	N/A	-85.25%	-87.61%
- 100%	N/A	-95.25%	-97.61%

FWP-40

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$31.25	$19.16	$25.25
March 29, 2002	$26.67	$15.52	$18.82
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
December 6, 2007*	$43.40	$36.60	$40.41

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $40.41

Protection level: 80.00%

Protection price: $32.33

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.746350

Coupon: 14.00% per annum

Maturity: June 25, 2008

Dividend yield: 1.34% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.67%
+ 90%	7.00%		90.67%
+ 80%	7.00%		80.67%
+ 70%	7.00%		70.67%
+ 60%	7.00%		60.67%
+ 50%	7.00%		50.67%
+ 40%	7.00%		40.67%
+ 30%	7.00%		30.67%
+ 20%	7.00%		20.67%
+ 10%	7.00%		10.67%
+ 5%	7.00%		5.67%
0%	7.00%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.33%
- 10%	7.00%	-3.00%	-9.33%
- 20%	7.00%	-13.00%	-19.33%
- 30%	N/A	-23.00%	-29.33%
- 40%	N/A	-33.00%	-39.33%
- 50%	N/A	-43.00%	-49.33%
- 60%	N/A	-53.00%	-59.33%
- 70%	N/A	-63.00%	-69.33%
- 80%	N/A	-73.00%	-79.33%
- 90%	N/A	-83.00%	-89.33%
- 100%	N/A	-93.00%	-99.33%

FWP-41

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$9.99	$7.08	$9.53
March 29, 2002	$12.27	$9.50	$11.57
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
September 30, 2007	$28.60	$25.67	$26.20
December 6, 2007*	$26.92	$21.77	$22.85

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $22.85

Protection level: 80.00%

Protection price: $18.28

Physical delivery amount: 43($1,000/Initial price)

Fractional shares: 0.763676

Coupon: 11.50% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%
0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-42

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
December 6, 2007*	$113.86	$87.42	$98.89

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $98.89

Protection level: 80.00%

Protection price: $79.11

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.112246

Coupon: 11.25% per annum

Maturity: June 25, 2008

Dividend yield: 0.72% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.36%
+ 90%	5.625%		90.36%
+ 80%	5.625%		80.36%
+ 70%	5.625%		70.36%
+ 60%	5.625%		60.36%
+ 50%	5.625%		50.36%
+ 40%	5.625%		40.36%
+ 30%	5.625%		30.36%
+ 20%	5.625%		20.36%
+ 10%	5.625%		10.36%
+ 5%	5.625%		5.36%
0%	5.625%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.64%
- 10%	5.625%	-4.375%	-9.64%
- 20%	5.625%	-14.375%	-19.64%
- 30%	N/A	-24.375%	-29.64%
- 40%	N/A	-34.375%	-39.64%
- 50%	N/A	-44.375%	-49.64%
- 60%	N/A	-54.375%	-59.64%
- 70%	N/A	-64.375%	-69.64%
- 80%	N/A	-74.375%	-79.64%
- 90%	N/A	-84.375%	-89.64%
- 100%	N/A	-94.375%	-99.64%

FWP-43

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 30, 2007	$59.75	$47.14	$55.10
December 6, 2007*	$55.97	$34.44	$39.36

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $39.36

Protection level: 80.00%

Protection price: $31.49

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.406504

Coupon: 19.25% per annum

Maturity: June 25, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.625%		100.00%
+ 90%	9.625%		90.00%
+ 80%	9.625%		80.00%
+ 70%	9.625%		70.00%
+ 60%	9.625%		60.00%
+ 50%	9.625%		50.00%
+ 40%	9.625%		40.00%
+ 30%	9.625%		30.00%
+ 20%	9.625%		20.00%
+ 10%	9.625%		10.00%
+ 5%	9.625%		5.00%
0%	9.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.625%	4.625%	-5.00%
- 10%	9.625%	-0.375%	-10.00%
- 20%	9.625%	-10.375%	-20.00%
- 30%	N/A	-20.375%	-30.00%
- 40%	N/A	-30.375%	-40.00%
- 50%	N/A	-40.375%	-50.00%
- 60%	N/A	-50.375%	-60.00%
- 70%	N/A	-60.375%	-70.00%
- 80%	N/A	-70.375%	-80.00%
- 90%	N/A	-80.375%	-90.00%
- 100%	N/A	-90.375%	-100.00%

FWP-44

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.60	$17.18	$18.67
March 29, 2002	$21.13	$18.13	$20.01
June 28, 2002	$20.41	$17.06	$17.82
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 30, 2007	$85.00	$60.69	$70.78
December 6, 2007*	$78.80	$62.27	$64.41

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $64.41

Protection level: 80.00%

Protection price: $51.53

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.525540

Coupon: 14.35% per annum

Maturity: June 25, 2008

Dividend yield: 1.66% per annum

Coupon amount monthly: $11.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.175%		100.83%
+ 90%	7.175%		90.83%
+ 80%	7.175%		80.83%
+ 70%	7.175%		70.83%
+ 60%	7.175%		60.83%
+ 50%	7.175%		50.83%
+ 40%	7.175%		40.83%
+ 30%	7.175%		30.83%
+ 20%	7.175%		20.83%
+ 10%	7.175%		10.83%
+ 5%	7.175%		5.83%
0%	7.175%		0.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.175%	2.175%	-4.17%
- 10%	7.175%	-2.825%	-9.17%
- 20%	7.175%	-12.825%	-19.17%
- 30%	N/A	-22.825%	-29.17%
- 40%	N/A	-32.825%	-39.17%
- 50%	N/A	-42.825%	-49.17%
- 60%	N/A	-52.825%	-59.17%
- 70%	N/A	-62.825%	-69.17%
- 80%	N/A	-72.825%	-79.17%
- 90%	N/A	-82.825%	-89.17%
- 100%	N/A	-92.825%	-99.17%

FWP-45

AT&T Inc.

According to publicly available information, AT&T Inc. (the “Company”) formerly known as SBC Communications Inc. (SBC), was formed as one of several regional holding companies created to hold AT&T Corp.’s (ATTC) local telephone companies.

The Company ranks among the largest providers of telecommunications services in the United States and the world. The Company offers its services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide.

The services and products that the Company offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.

The linked share’s SEC file number is: 1-8610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$47.25	$36.50	$39.17
March 29, 2002	$40.99	$34.29	$37.44
June 28, 2002	$38.40	$27.99	$30.50
September 30, 2002	$31.95	$19.60	$20.10
December 31, 2002	$29.08	$19.80	$27.11
March 31, 2003	$31.65	$18.85	$20.06
June 30, 2003	$27.35	$19.65	$25.55
September 30, 2003	$26.85	$21.65	$22.25
December 31, 2003	$26.15	$21.17	$26.07
March 31, 2004	$27.73	$23.66	$24.54
June 30, 2004	$25.68	$23.50	$24.25
September 30, 2004	$26.87	$22.98	$25.95
December 31, 2004	$27.29	$24.55	$25.77
March 31, 2005	$25.98	$23.01	$23.69
June 30, 2005	$24.32	$22.81	$23.75
September 30, 2005	$24.97	$23.23	$23.97
December 30, 2005	$25.58	$21.90	$24.49
March 31, 2006	$28.75	$24.24	$27.04
June 30, 2006	$28.03	$24.72	$27.89
September 29, 2006	$33.76	$26.36	$32.56
December 29, 2006	$36.21	$31.57	$35.75
March 30, 2007	$39.86	$33.21	$39.43
June 29, 2007	$41.54	$38.38	$41.50
September 30, 2007	$42.97	$36.53	$42.31
December 6, 2007*	$42.72	$36.25	$38.82

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: T

Initial price: $38.82

Protection level: 80.00%

Protection price: $31.06

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.759918

Coupon: 12.00% per annum

Maturity: June 25, 2008

Dividend yield: 3.66% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		101.83%
+ 90%	6.00%		91.83%
+ 80%	6.00%		81.83%
+ 70%	6.00%		71.83%
+ 60%	6.00%		61.83%
+ 50%	6.00%		51.83%
+ 40%	6.00%		41.83%
+ 30%	6.00%		31.83%
+ 20%	6.00%		21.83%
+ 10%	6.00%		11.83%
+ 5%	6.00%		6.83%
0%	6.00%		1.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-3.17%
- 10%	6.00%	-4.00%	-8.17%
- 20%	6.00%	-14.00%	-18.17%
- 30%	N/A	-24.00%	-28.17%
- 40%	N/A	-34.00%	-38.17%
- 50%	N/A	-44.00%	-48.17%
- 60%	N/A	-54.00%	-58.17%
- 70%	N/A	-64.00%	-68.17%
- 80%	N/A	-74.00%	-78.17%
- 90%	N/A	-84.00%	-88.17%
- 100%	N/A	-94.00%	-98.17%

FWP-46

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$41.74	$28.80	$41.05
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 6, 2007*	$68.50	$50.25	$55.57

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $55.57

Protection level: 80.00%

Protection price: $44.46

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.995321

Coupon: 17.75% per annum

Maturity: June 25, 2008

Dividend yield: 0.93% per annum

Coupon amount monthly: $14.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.875%		100.47%
+ 90%	8.875%		90.47%
+ 80%	8.875%		80.47%
+ 70%	8.875%		70.47%
+ 60%	8.875%		60.47%
+ 50%	8.875%		50.47%
+ 40%	8.875%		40.47%
+ 30%	8.875%		30.47%
+ 20%	8.875%		20.47%
+ 10%	8.875%		10.47%
+ 5%	8.875%		5.47%
0%	8.875%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.875%	3.875%	-4.53%
- 10%	8.875%	-1.125%	-9.53%
- 20%	8.875%	-11.125%	-19.53%
- 30%	N/A	-21.125%	-29.53%
- 40%	N/A	-31.125%	-39.53%
- 50%	N/A	-41.125%	-49.53%
- 60%	N/A	-51.125%	-59.53%
- 70%	N/A	-61.125%	-69.53%
- 80%	N/A	-71.125%	-79.53%
- 90%	N/A	-81.125%	-89.53%
- 100%	N/A	-91.125%	-99.53%

FWP-47

Texas Instruments Incorporated

According to publicly available information, Texas Instruments Incorporated (the “Company”) is headquartered in Dallas, Texas, and has manufacturing, design or sales operations in more than 25 countries. The Company had three separate business segments in 2005: (1) Semiconductor, which accounted for 87% of its revenue in 2005; (2) Sensors & Controls, which accounted for 9% of its revenue and (3) Educational & Productivity Solutions, which accounted for 4% of its revenue. The Company’s largest geographic sources of revenue, in descending order, are: Asia (excluding Japan), Europe, the United States and Japan.

The Company began operations in 1930 and is incorporated in Delaware.

The linked share’s SEC file number is 001-03761.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.40	$22.75	$28.00
March 29, 2002	$35.91	$25.30	$33.10
June 28, 2002	$34.85	$22.15	$23.70
September 30, 2002	$27.25	$14.25	$14.77
December 31, 2002	$21.45	$13.10	$15.01
March 31, 2003	$18.75	$13.90	$16.37
June 30, 2003	$21.98	$16.05	$17.60
September 30, 2003	$26.10	$17.21	$22.80
December 31, 2003	$31.25	$22.87	$29.38
March 31, 2004	$33.98	$26.80	$29.22
June 30, 2004	$30.98	$22.94	$24.18
September 30, 2004	$24.08	$18.06	$21.28
December 31, 2004	$25.79	$20.56	$24.62
March 31, 2005	$27.78	$20.70	$25.49
June 30, 2005	$29.18	$22.51	$28.07
September 30, 2005	$34.50	$27.89	$33.90
December 30, 2005	$34.68	$27.18	$32.07
March 31, 2006	$34.66	$28.72	$32.47
June 30, 2006	$36.40	$28.53	$30.29
September 29, 2006	$34.00	$26.77	$33.25
December 29, 2006	$33.58	$28.34	$28.80
March 30, 2007	$32.93	$28.24	$30.10
June 29, 2007	$38.10	$29.65	$37.63
September 30, 2007	$39.63	$31.80	$36.59
December 6, 2007*	$37.17	$30.09	$32.27

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXN

Initial price: $32.27

Protection level: 80.00%

Protection price: $25.82

Physical delivery amount: 30($1,000/Initial price)

Fractional shares: 0.988534

Coupon: 11.00% per annum

Maturity: June 25, 2008

Dividend yield: 0.91% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.46%
+ 90%	5.50%		90.46%
+ 80%	5.50%		80.46%
+ 70%	5.50%		70.46%
+ 60%	5.50%		60.46%
+ 50%	5.50%		50.46%
+ 40%	5.50%		40.46%
+ 30%	5.50%		30.46%
+ 20%	5.50%		20.46%
+ 10%	5.50%		10.46%
+ 5%	5.50%		5.46%
0%	5.50%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.54%
- 10%	5.50%	-4.50%	-9.54%
- 20%	5.50%	-14.50%	-19.54%
- 30%	N/A	-24.50%	-29.54%
- 40%	N/A	-34.50%	-39.54%
- 50%	N/A	-44.50%	-49.54%
- 60%	N/A	-54.50%	-59.54%
- 70%	N/A	-64.50%	-69.54%
- 80%	N/A	-74.50%	-79.54%
- 90%	N/A	-84.50%	-89.54%
- 100%	N/A	-94.50%	-99.54%

FWP-48

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
December 6, 2007*	$75.75	$60.80	$65.92

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $65.92

Protection level: 80.00%

Protection price: $52.74

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.169903

Coupon: 12.50% per annum

Maturity: June 25, 2008

Dividend yield: 0.72% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.36%
+ 90%	6.25%		90.36%
+ 80%	6.25%		80.36%
+ 70%	6.25%		70.36%
+ 60%	6.25%		60.36%
+ 50%	6.25%		50.36%
+ 40%	6.25%		40.36%
+ 30%	6.25%		30.36%
+ 20%	6.25%		20.36%
+ 10%	6.25%		10.36%
+ 5%	6.25%		5.36%
0%	6.25%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.64%
- 10%	6.25%	-3.75%	-9.64%
- 20%	6.25%	-13.75%	-19.64%
- 30%	N/A	-23.75%	-29.64%
- 40%	N/A	-33.75%	-39.64%
- 50%	N/A	-43.75%	-49.64%
- 60%	N/A	-53.75%	-59.64%
- 70%	N/A	-63.75%	-69.64%
- 80%	N/A	-73.75%	-79.64%
- 90%	N/A	-83.75%	-89.64%
- 100%	N/A	-93.75%	-99.64%

FWP-49

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 30, 2007, the Company operated 276 stores organized into 11 geographic operating regions, each with its own leadership team: 263 stores in 37 U.S. states and the District of Columbia; seven stores in Canada; and six stores in the United Kingdom. This includes 74 stores (net of divested locations) acquired from Wild Oats Markets, Inc. on August 28, 2007: 70 stores in 22 U.S. states and four stores in Canada.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$23.25	$14.82	$21.78
March 29, 2002	$23.75	$18.75	$22.85
June 28, 2002	$25.59	$20.71	$24.11
September 30, 2002	$24.80	$17.74	$21.42
December 31, 2002	$27.30	$20.26	$26.37
March 31, 2003	$29.09	$22.39	$27.82
June 30, 2003	$31.12	$23.27	$23.77
September 30, 2003	$28.12	$22.89	$27.59
December 31, 2003	$33.82	$27.60	$33.57
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 30, 2007	$49.49	$36.00	$48.96
December 6, 2007*	$53.65	$39.88	$42.93

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $42.93

Protection level: 80.00%

Protection price: $34.34

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.293734

Coupon: 16.00% per annum

Maturity: June 25, 2008

Dividend yield: 1.67% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.84%
+ 90%	8.00%		90.84%
+ 80%	8.00%		80.84%
+ 70%	8.00%		70.84%
+ 60%	8.00%		60.84%
+ 50%	8.00%		50.84%
+ 40%	8.00%		40.84%
+ 30%	8.00%		30.84%
+ 20%	8.00%		20.84%
+ 10%	8.00%		10.84%
+ 5%	8.00%		5.84%
0%	8.00%		0.84%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.16%
- 10%	8.00%	-2.00%	-9.16%
- 20%	8.00%	-12.00%	-19.16%
- 30%	N/A	-22.00%	-29.16%
- 40%	N/A	-32.00%	-39.16%
- 50%	N/A	-42.00%	-49.16%
- 60%	N/A	-52.00%	-59.16%
- 70%	N/A	-62.00%	-69.16%
- 80%	N/A	-72.00%	-79.16%
- 90%	N/A	-82.00%	-89.16%
- 100%	N/A	-92.00%	-99.16%

FWP-50

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in the United States (U.S.) and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has annual raw steel production capability of 19.4 million net tons (tons) in the U.S. and 7.4 million tons in Central Europe. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations) and real estate operations in the U.S.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$18.60	$13.00	$18.11
March 29, 2002	$19.98	$16.36	$18.15
June 28, 2002	$22.00	$17.22	$19.89
September 30, 2002	$19.98	$10.66	$11.61
December 31, 2002	$14.90	$10.87	$13.12
March 31, 2003	$17.68	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 30, 2007	$116.37	$74.47	$105.94
December 6, 2007*	$114.68	$85.05	$100.60

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $100.60

Protection level: 75.00%

Protection price: $75.45

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.940358

Coupon: 18.25% per annum

Maturity: June 25, 2008

Dividend yield: 0.78% per annum

Coupon amount monthly: $15.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.125%		100.39%
+ 90%	9.125%		90.39%
+ 80%	9.125%		80.39%
+ 70%	9.125%		70.39%
+ 60%	9.125%		60.39%
+ 50%	9.125%		50.39%
+ 40%	9.125%		40.39%
+ 30%	9.125%		30.39%
+ 20%	9.125%		20.39%
+ 10%	9.125%		10.39%
+ 5%	9.125%		5.39%
0%	9.125%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.125%	4.125%	-4.61%
- 10%	9.125%	-0.875%	-9.61%
- 20%	9.125%	-10.875%	-19.61%
- 30%	N/A	-20.875%	-29.61%
- 40%	N/A	-30.875%	-39.61%
- 50%	N/A	-40.875%	-49.61%
- 60%	N/A	-50.875%	-59.61%
- 70%	N/A	-60.875%	-69.61%
- 80%	N/A	-70.875%	-79.61%
- 90%	N/A	-80.875%	-89.61%
- 100%	N/A	-90.875%	-99.61%

FWP-51

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 30, 2007	$93.66	$78.76	$92.56
December 6, 2007*	$95.27	$83.37	$91.44

*	High, low and closing prices are for the period starting October 1, 2007 and ending December 6, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $91.44

Protection level: 85.00%

Protection price: $77.72

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.936133

Coupon: 11.25% per annum

Maturity: June 25, 2008

Dividend yield: 1.50% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.75%
+ 90%	5.625%		90.75%
+ 80%	5.625%		80.75%
+ 70%	5.625%		70.75%
+ 60%	5.625%		60.75%
+ 50%	5.625%		50.75%
+ 40%	5.625%		40.75%
+ 30%	5.625%		30.75%
+ 20%	5.625%		20.75%
+ 10%	5.625%		10.75%
+ 5%	5.625%		5.75%
0%	5.625%		0.75%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.25%
- 10%	5.625%	-4.375%	-9.25%
- 20%	N/A	-14.375%	-19.25%
- 30%	N/A	-24.375%	-29.25%
- 40%	N/A	-34.375%	-39.25%
- 50%	N/A	-44.375%	-49.25%
- 60%	N/A	-54.375%	-59.25%
- 70%	N/A	-64.375%	-69.25%
- 80%	N/A	-74.375%	-79.25%
- 90%	N/A	-84.375%	-89.25%
- 100%	N/A	-94.375%	-99.25%

FWP-52